UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 6, 2007

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On January 9, 2007, Meryl A. Rains accepted an offer of employment from IRIDEX Corporation (“IRIDEX” or the “Company”) for the position of Chief Financial Officer. The material terms of Ms. Rains employment offer are set forth below in Item 5.02(c) and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On February 5, 2007, Larry Tannenbaum resigned as Chief Financial Officer and transitioned into the role of Chief Business Officer concurrently with the commencement of Meryl A. Rains’ employment with IRIDEX as the Company’s new Vice President and Chief Financial Officer.
     (c) On February 5, 2007, Meryl A. Rains, age 44, commenced employment as the Company’s new Vice President and Chief Financial Officer.
     From August 2004 to February 2007, Ms. Rains served as Corporate Controller of Actel Corporation, a fabless semiconductor company. From February 2004 to August 2004, Ms. Rains served as Interim Controller of Asyst Technologies, Inc., a semiconductor equipment manufacturer. From November 2002 to February 2004, Ms. Rains served as a consultant to various private and public companies. From January 2000 to November 2002, Ms. Rains was Controller at Celestica, Inc., a global contract manufacturer. Ms. Rains served as Corporate Controller of International Manufacturing Services (acquired by Celestica, Inc.) from 1996-1999.
     There are no family relationships between Ms. Rains and any executive officers, directors, or other employees of the Company. Ms. Rains has no material interests in any transactions or proposed transactions with the Company.
     Pursuant to an employment offer letter entered into by and between the Company and Ms. Rains on January 9, 2007 (the “Offer Letter”), Ms. Rains will receive an annualized base salary of $215,000, and will be eligible to participate in the Company’s existing profit and executive bonus programs. Ms. Rains will also receive a “sign-on” bonus of $35,000, subject to repayment on a pro-rated basis in the event that Ms. Rains voluntarily terminates her employment with the Company during the twelve-month period following the commencement of her employment.
     In addition, the Offer Letter provides that the Company’s Board of Directors will grant Ms. Rains a non-qualified stock option outside of the Company’s existing stock plans and as a material inducement to Ms. Rains accepting employment with the Company (the “Stand-Alone Option”), which entitles Ms. Rains to purchase up to 50,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the Company’s common stock on the date such option is granted. The shares underlying the Stand-Alone Option will vest over a four (4) year period, with 1/4th of the total number of shares subject to the Stand-Alone Option vesting on the first anniversary of the date on which Ms. Rains commenced her employment with the Company and 1/48th of the total number of shares subject to the Stand-Alone Option vesting each full month thereafter, provided that Ms. Rains continues to be a service provider to the Company on each such date.

Item 9.01.	Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit
Number	Description
99.1	Press Release dated February 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
	By:	/s/ Barry G. Caldwell

Date: February 9, 2007		Barry G. Caldwell President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 6, 2007.